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                                                                    EXHIBIT 10.1

                  ADVISORY AGREEMENT WITH CHAIRMAN OF THE BOARD

      This Agreement is entered into between HORNBECK-LEEVAC Marine Operators, Inc., (the "Company"), a wholly owned subsidiary of HORNBECK-LEEVAC Marine Services, Inc., which is also included in the definition of Company, as used herein, and Bernie W. Stewart (the "Advisor") upon the following terms and conditions:

      Preamble: The parties acknowledge and agree that in no way does this agreement negate, supercede, detract from, reduce or limit the inherent responsibilities, obligations, or fiduciary duties associated with the role Bernie W. Stewart is also performing as a member of the Board of Directors of Company or as Chairman of the Board.

      1. Services. Advisor is also serving, at the direction of the Board of Directors and consistent with Company's bylaw provisions governing such position, as the Chairman of the Board of Directors, subject to reelection annually at the meeting of the Board of Directors held in conjunction with the annual meeting of shareholders of Company. In addition to such service as Chairman of the Board of Directors, Advisor agrees to provide management consulting services to Company, including the following:

            (a) Advisor will advise Company's executive officers and other existing management regarding the operation of Company's business, make recommendations relating to Company's operations, administrative functions, systems and procedures and otherwise foster and promote the positive attributes of the existing company in all respects;

            (b) Advisor will advise Company's Chief Executive Officer, and such other members of management as the Chief Executive Officer may direct, regarding Company's finances, strategic planning, new-vessel building program, mergers and acquisitions, public disclosures, financial community relations, public and private equity and debt transactions or similar matters; and

            (c) Advisor will provide such other advisory and/or management services as the Board of Directors or Chief Executive Officer may request from time to time.

      2. Term. The term of this Agreement shall have two phases totalling 12 months (subject to extension):

            (a) Full time. Advisor's services hereunder shall be for an initial three month term beginning February 27, 2002, and ending May 31, 2002 (the "Full Time Term"). During the Full Time Term, Advisor shall devote his full time employment efforts to the advisory duties hereunder; provided, however, that Company acknowledges that Advisor has other investment interests for which he does not have any management or employment role that require a portion of his business time and effort; and provided further that Advisor shall accept no other employment during the Full Time Term.
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            (b) Part time. At the end of the Full Time Term, Advisor shall continue as a part-time Advisor for nine months (the "Initial Part Time Term," and together with the Full Time Term, the "Initial Term") devoting such time and effort to the business of Company as is reasonably required to perform his duties hereunder, and/or may be reasonably requested by Company. At the end of the Initial Term, this Agreement may be extended by agreement of the parties. During the part-time phase, whether the Initial Part Time Term or any extension thereof, Advisor may accept other than full time employment with another business or company; provided that, during the Initial Term of this Agreement and any extension thereof, Advisor shall not perform, consult with or be employed by a company that competes with Company or its subsidiaries in any line of business in which Company or any such subsidiary is engaged during the term of this Agreement without the prior written approval of Company.

            (c) Meaning. For purposes of determining "full time employment efforts," that phrase shall mean at least 40 hours per week, exclusive of travel time and time expended in his capacity as a director or carrying out his duties as Chairman, and in the Full Time Term shall mean such additional hours as may be required to effectively carry out Advisor's responsibilities under this Agreement. For purposes of determining any percentage of "business time" under Section 3(b) below, the percentage shall be calculated by dividing the number of hours of business effort in the applicable calendar quarter on behalf of Company, exclusive of travel time and time expended as a director or Chairman, by the product obtained by multiplying the number of calendar weeks in such calendar quarter by
      40. The partial calendar quarter from the end of the Full Time Term until June 30, 2002 shall be added to the calendar quarter ended September 30, 2002 for purposes of evaluating the first such evaluative period.

      3. Compensation and Benefits.

            (a) During the Full Time Term, Company shall pay Advisor a fee in the gross amount of $20,000, per month payable in arrears on the last calendar day of each month of the Full Time Term; provided that the first such month shall run from the effective date of this Agreement through March 31, 2002.

            (b) After the Full Time Term, Company shall pay Advisor a monthly fee equal to 1/12 of $100,000 (rounded to $8,335 per month), payable in arrears on the last calendar day of each month during the part-time phase of this Agreement; provided that should the demands on Advisor's time significantly exceed 25% of his business time, when considered on a quarterly basis, Company and Advisor will in good faith discuss any equitable adjustment to Advisor's cash compensation for such month or longer period as applicable.

            (c) Company shall reimburse Advisor for all reasonable and necessary expenses incurred by him in the performance of his duties hereunder, upon presentation of reasonable written evidence of the incurring or paying of such expenses. Such reimbursement shall be made in accordance with the Company's usual policy regarding reimbursement of business expenses by its employees.


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            (d) During the Initial Term of this Agreement, Advisor shall be entitled in his capacity as Advisor, in addition to any option grants he receives as a member of the Board of Directors, to be granted at the same time as and in an amount equal to the amount of options to purchase common stock of Company that then constitute the standard grant to the outside directors of the Company under the HORNBECK-LEEVAC Marine Services, Inc. Incentive Compensation Plan (the "Plan"), subject to the other terms and conditions of the Plan.

            (e) Recognising Advisor's previously expressed intent to purchase additional shares of Company's common stock since joining the Board in November 2001, in addition to the options described above, Advisor, for his personal account and without a view to distribution, shall have the option for 30 days from the effective date hereof to purchase that number of shares of common stock of Company set forth next to his signature on the signature page of this Agreement at a price of $2.65 per share. Such purchase shall be subject to execution and delivery by Advisor of Company's standard form Subscription Agreement and Investor Suitability Questionnaire. This option must be exercised during the initial 30 days of the term of this Agreement, by written notice to the Company of its exercise and by tender of the purchase price for the shares to be purchased. For each share which Advisor purchases under this provision, the Company will provide additional matching options in accordance with the following conditions:

                  (i) The option price for each share of stock shall be $2.65 per share;

                  (ii) These options shall be exercised in accordance with, and subject to the other terms and conditions of the Plan; and

                  (iii) The maximum number of shares of common stock of Company to be issued pursuant to the exercise of these matching options shall be determined by dividing the purchase price of the shares purchased pursuant to the first sentence of this Section 3(e) by $2.65 and rounding up any fractional share; provided that the numerator in such calculation may not in any event exceed $100,000 (the maximum number of shares that could be covered by such options being 37,736).

      4. Communications. Advisor shall, in such capacity, coordinate with the Chief Executive Officer and, from time to time, report directly to the Board of Directors.

      5. Termination.

            (a) Company shall have the right to terminate this Agreement at any time for any reason by providing notice thereof to Advisor. If this Agreement is terminated because Advisor (1) breaches the terms of this Agreement; (2) fails to provide the services required hereunder in a reasonable and workmanlike manner; (3) is convicted of a felony or other crime involving moral turpitude; (4) dies; (5) commits any act of fraud or bad faith; and/or (6) becomes totally disabled and unable to provide the services described hereunder as certified by a qualified physician (acceptable to Advisor and Company), Advisor shall be entitled to be paid the fees described herein, through the date


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      of termination, and neither Company nor Advisor shall have any further obligation thereafter. If during the Initial Term, Company shall terminate this Agreement for any other reason, Advisor shall, upon such termination, be entitled to be paid the balance of the fees described herein in a lump sum.

            (b) Advisor shall have the right to terminate this Agreement if (1) Company breaches the terms of this Agreement; (2) Company fails to pay the compensation and/or reimbursement of expenses described herein; (3) Company is declared bankrupt, or initiates bankruptcy or insolvency proceedings. If Advisor terminates this Agreement for any of the reasons described above during the Initial Term hereof, Advisor shall be entitled to be paid the full consulting fee for the balance of the Initial Term. If Advisor terminates this Agreement for any reason set forth above thereafter, Advisor shall be entitled to his consulting fee for the month in which such termination occurs, and neither Advisor nor Company shall have any further right nor obligation thereafter. If Advisor terminates for any other reason than the reasons set forth above, he shall give Company 30 days advance written notice thereof and shall only be entitled to his consulting fee through the last date of service provided under this Agreement, and neither Advisor nor Company shall have any further right nor obligation under this Agreement thereafter.

      6. Confidential Information.

            (a) Confidential Information shall mean and include any and all information or material proprietary to the Company, or designated as confidential by it, and not generally known by persons who are not employees of Company, which Advisor develops or of which Advisor obtains knowledge or access through, or as a result of, Advisor's engagement hereunder (including information and materials conceived, originating, discovered, or developed, in whole or in part, by Advisor at the request or for the benefit of Company, pursuant to this Agreement). "Confidential Information" includes, but is not limited to, the following types of information, whether written, verbal or recorded by electronic, magnetic or other methods and whether or not expressly identified as confidential by Company (1) financial information about the Company, its revenues, expenses, profits and prospects; (2) specific information about the Company's customers, including prices, terms and conditions of specific orders or contracts; (3) information about the Company's personnel, including background, expertise and experience, compensation, and abilities; (4) confidential or proprietary information about the Company's products, services, equipment and operations; (5) information concerning the strategic plans, new vessel building programs and acquisition plans of the Company; (6) other material non-public information.

            (b) Company agrees to provide Advisor with access to, and use of, Confidential Information during the term of this Agreement for the purpose of allowing Advisor to perform its services hereunder. Advisor acknowledges that it would not be able to perform its duties under this Agreement effectively without access to and use of such Confidential Information.

            (c) Advisor acknowledges that the Confidential Information, and any document, file, or record, including electronic or magnetic records, which contain or


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      constitute Confidential Information belonging to Company. Advisor shall properly deliver such materials and all copies thereof to Company on the date this Agreement terminates or at any other time upon request of Company, other than any copies to which he has been entitled as a member of the Board of Directors.

Without modifying in any way his duties and obligations as a member and Chairman of the Board of Directors, during and after the term of this Agreement, Advisor will not disclose or use, directly or indirectly, for his own benefit or for the benefit of any person or entity, except Company, any Confidential Information. Advisor acknowledges that, because the Company reports under the Securities Exchange Act of 1934, disclosure of material non-public information could result in liability under applicable securities laws.

      7. Non-Competition; Non-Solicitation. Because of the sensitive nature of Advisor's position, and his access to the Company's Confidential Information, including the Company's marketing, budget and sales forecasts, and business plan, Advisor agrees that he shall not be employed by, nor consult with, nor enter into any other contractual arrangement which requires him to perform personal services of any kind, either directly or indirectly (including, without limitation, through the ownership of more than a 5% in any entity), in any corporation or other business entity or activity that competes with the Company or any of its subsidiaries in any line of business in which the Company or its subsidiaries is engaged during the term of this Agreement. During the term of this Agreement and for a period of two years thereafter, Advisor shall not:

            (a) directly or indirectly recruit, solicit, induce or influence any then current employee (or person who was an employee of Company or any of its subsidiaries at any time within ninety (90) days prior to the date of such potentially interfering activity), customer, supplier or sales agent of Company or any of its subsidiaries to discontinue or reduce the extent of such employment, supplier, customer or agency relationship with Company or any of its subsidiaries; or

            (b) directly or indirectly employ, seek to employ, or cause any competitor of Company or any of its subsidiaries to employ or seek to employ, as a sales representative, contractor, Advisor or employee, any person who is, or at any time within ninety (90) days prior to the date of such potentially interfering activity was, an employee, sales representative, contractor, Advisor or agent of Company or any of its subsidiaries.

      8. Authority. Advisor understands and agrees that Advisor has no power to bind the Company or any of its subsidiaries, except to the extent, if any, such authority is hereafter granted to Advisor by the Board in writing. Advisor shall not bind, or attempt to bind, or contract for, or on behalf of, the Company or any of its subsidiaries, except to the extent that Advisor is specifically authorized to do so by vote, resolution or consent of the Board of Directors of the Company.

      9. Independent Parties. This Agreement does not create, nor shall it be construed to create any joint venture or partnership between the parties. Advisor is and shall remain an independent contractor and not an employee of the Company. Advisor further acknowledges and agrees that (i) he will not be eligible for or entitled to participate in any employee benefit plans,


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arrangements, distributions, insurance or other similar benefits that may be provided by the Company to its employees; (ii) he will not be treated as an employee for purposes of any federal or state law regarding any income tax withholding or for purposes of contributions required by any unemployment, insurance or compensatory program; and (iii) he will be solely responsible for, and will indemnify the Company from any liability for, payment of any taxes or assessments imposed on him on account of the payment of compensation to, or the performance of consulting services by him pursuant to this Agreement.

      10. Miscellaneous. The headings in this Agreement are for convenience only, they form no part of this Agreement and shall not affect its interpretation. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

      11. Notices. Any notice given hereunder by any party to the other shall be deemed to have been given upon (i) delivery, if hand delivered, (ii) three days after the mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) on the next business day after facsimile transmission, addressed to such address as any party hereunder may designate for notice purposes. Notices shall be sent to:

             For Advisor:    Bernie W. Stewart
                             2607 Countryside Circle
                             Spicewood, Texas 78669
                             Facsimile: 830/693-6540

             For Company:    HORNBECK-LEEVAC Marine Operators, Inc.
                             414 North Causeway Boulevard
                             Mandeville, Louisiana 70448
                             Facsimile : 985/727-2006

                             Attention: President and Chief Executive Officer

            For the Company: R. Clyde Parker, Jr.
                             Winstead Sechrest & Minick P.C.
                             600 Town Center One
                             1450 Lake Robbins Drive
                             The Woodlands, Texas  77380
                             Facsimile: 281/681-5901

      12. Severability. In case any term, phrase, clause, paragraph, section, covenant or agreement contained in this Agreement shall be held to be invalid or unenforceable, the same shall be deemed and it is hereby agreed that same is meant to be severable, and such invalidity or unenforceability shall not defeat or impair the remaining provisions hereof.

      13. Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the parties with respect to the Services to be rendered by Advisor to the Company. It expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, between Advisor and the Company. No variations, modifications, change or extensions of this Agreement or any of the terms hereof shall be


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binding upon any party hereto unless set forth in a document duly executed by such party or an authorized officer or other duly authorized agent of such party. This Agreement shall be construed in accordance with and governed by the laws of the State of Louisiana; provided that should the Company relocate its headquarters to the state of Texas, from and after the date of such relocation this Agreement shall be governed by the laws of Texas. The failure of either party to insist in any one or more instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of such term, covenant, or condition and the obligations of either party with respect thereto shall continue in full force and effect.

      14. Binding Effect and Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights and interests of the Company hereunder shall be freely assignable by them. This Agreement is for Advisor's personal services and may not be assigned by him.

      15. Third Party Beneficiaries. Any Agreement to pay any amount and any assumption of any liability herein contained, express or implied, shall only be for the benefit of the undersigned parties and their successors and permitted assigns, it being the intention of the undersigned that no one (other than the Company) shall be deemed to be a third party beneficiary of this Agreement.

      16. Effective Date. This Agreement shall become effective the 27th day of February, 2002.

                     HORNBECK-LEEVAC MARINE OPERATORS, INC.


                     By: /s/ TODD M. HORNBECK
                        ------------------------------------------------------
                              Todd M. Hornbeck
                              President and Chief Executive Officer

                        /s/ BERNIE W. STEWART
                        ------------------------------------------------------
                        Bernie W. Stewart, Advisor

Number of Shares of Common Stock
of Company to be Purchased

      75,472
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